ADMINISTRATIVE SERVICES AGREEMENT

This Agreement, dated as of January 9, 2003, is by and between AXP(R) Partners Series, Inc., a Minnesota corporation (the "Corporation"), on behalf of its underlying series AXP(R) Partners Aggressive Growth Fund, AXP(R) Partners Growth Fund and AXP(R) Partners U.S. Core Fund (the "Funds"), and American Express Financial Corporation, ("AEFC"), a Delaware corporation.

Part One: SERVICES

(1) The Corporation hereby retains AEFC, and AEFC hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Corporation continuously with all administrative, accounting, clerical, statistical, correspondence, corporate and all other services of whatever nature required in connection with the administration of the Funds as provided under this Agreement; and to pay such expenses as may be provided for in Part Three hereof; subject always to the direction and control of the Board of Directors, the Executive Committee and the authorized officers of the Funds. AEFC agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. AEFC agrees to meet with any persons at such times as the Board of Directors deems appropriate for the purpose of reviewing AEFC's performance under this Agreement.

(2) The Corporation agrees that it will furnish to AEFC any information that the latter may reasonably request with respect to the services performed or to be performed by AEFC under this Agreement.

(3) It is understood and agreed that in furnishing the Funds with the services as herein provided, neither AEFC, nor any officer, director or agent thereof shall be held liable to the Corporation and/or the Funds or its creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that AEFC may rely upon information furnished to it reasonably believed to be accurate and reliable.

Part Two: COMPENSATION FOR SERVICES

(1) The Corporation agrees to pay to AEFC, on behalf of the Funds, and AEFC covenants and agrees to accept from the Corporation in full payment for the services furnished, based on the net assets of the Funds as set forth in the following table:


                     Partners Aggressive Growth Fund

                  ----------------------------- ------------------------------
                         Assets                        Annual Rate At
                       (Billions)                     Each Asset Level
                  ----------------------------- ------------------------------
                  First     $ 0.5                          0.060%
                  ----------------------------- ------------------------------
                  Next        0.5                          0.055
                  ----------------------------- ------------------------------
                  Next        1.0                          0.050
                  ----------------------------- ------------------------------
                  Next        1.0                          0.045
                  ----------------------------- ------------------------------
                  Next        3.0                          0.040
                  ----------------------------- ------------------------------
                  Over        6.0                          0.035
                  ----------------------------- ------------------------------

                     Partners Growth Fund

                  ----------------------------- ------------------------------
                         Assets                        Annual Rate At
                       (Billions)                     Each Asset Level
                  ----------------------------- ------------------------------
                  First     $ 1.0                          0.060%
                  ----------------------------- ------------------------------
                  Next        1.0                          0.055
                  ----------------------------- ------------------------------
                  Next        1.0                          0.050
                  ----------------------------- ------------------------------
                  Next        3.0                          0.045
                  ----------------------------- ------------------------------
                  Over        6.0                          0.040
                  ----------------------------- ------------------------------

                     Partners U.S. Core Fund

                  ----------------------------- ------------------------------
                         Assets                        Annual Rate At
                       (Billions)                     Each Asset Level
                  ----------------------------- ------------------------------
                  First      $1.0                          0.060%
                  ----------------------------- ------------------------------
                  Next        1.0                          0.055
                  ----------------------------- ------------------------------
                  Next        1.0                          0.050
                  ----------------------------- ------------------------------
                  Next        3.0                          0.045
                  ----------------------------- ------------------------------
                  Over        6.0                          0.040
                  ----------------------------- ------------------------------

         The administrative fee for each calendar day of each year shall be equal to 1/365th (1/366th in each leap year) of the total amount computed. The computation shall be made for  each  day on the  basis  of net  assets  as of the  close of business. In the case of the suspension of the computation of net asset value, the administrative fee for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. As used herein "net assets" as of the close of a full business day shall include all transactions in shares of the Funds recorded on the books of the Funds for that day.

(2) The administrative fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the administrative fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3) The administrative fee provided for hereunder shall be paid in cash by the Corporation to AEFC within five (5) business days after the last day of each month.

Part Three: ALLOCATION OF EXPENSES

(1) The Corporation, on behalf of the Funds, agrees to pay:

      (a) Administrative fees payable to AEFC for its services under the terms of this Agreement.

      (b)   Taxes.

      (c) Fees and charges of its independent certified public accountants for services the Corporation requests.

      (d) Fees and expenses of attorneys (i) it employs in matters not involving the assertion of a claim by a third party against the Corporation and/or the Funds, its directors and officers, (ii) it employs in conjunction with a claim asserted by the Board of Directors against AEFC, except that AEFC shall reimburse the Corporation and/or the Funds for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or AEFC agrees, that it is liable in whole or in part to the Corporation and/or the Funds, and (iii) it employs to assert a claim against a third party.

      (e) Fees paid for the qualification and registration for public sale of the securities of the Funds under the laws of the United States and of the several states in which such securities shall be offered for sale.

      (f) Office expenses which shall include a charge for occupancy, insurance on the premises, furniture and equipment, telephone, telegraph, electronic information services, books, periodicals, published services, and office supplies used by the Funds, equal to the cost of such incurred by AEFC.

      (g)   Fees of consultants employed by the Corporation.

      (h) Directors, officers and employees expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for directors, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the directors, officers and employees, except the Corporation will not pay any fees or expenses of any person who is an officer or employee of AEFC or its affiliates.

      (i) Filing fees and charges incurred by the Corporation in connection with filing any amendment to its articles of incorporation, or incurred in filing any other document with the State of Minnesota or its political subdivisions.

      (j)   Organizational expenses of the Funds.

      (k) One-half of the Investment Company Institute membership dues charged jointly to the AMERICAN EXPRESS(R) FUNDS and AEFC.

      (l) Expenses properly payable by the Corporation, approved by the Board of Directors.

(2) AEFC agrees to pay all expenses associated with the services it provides under the terms of this Agreement. Further, AEFC agrees that if, at the end of any month, the expenses of the Funds under this Agreement and any other agreement between the Funds and AEFC, but excluding those expenses set forth in (1)(b) of this Part Three, exceed the most restrictive applicable state expenses limitation, the Funds shall not pay those expenses set forth in (1)(a) and (c) through (m) of this Part Three to the extent necessary to keep the Fund's expenses from exceeding the limitation, it being understood that AEFC will assume all unpaid expenses and bill the Funds for them in subsequent months but in no event can the accumulation of unpaid expenses or billing be carried past the end of the Fund's fiscal year.

Part Four: MISCELLANEOUS

(1) AEFC shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Corporation and/or the Funds.

(2) A "full business day" shall be as defined in the By-laws of the Corporation.

(3) The Corporation recognizes that AEFC now renders and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Funds and that AEFC manages its own investments and/or those of its subsidiaries. AEFC shall be free to render such investment advice and other services and the Corporation hereby consents thereto.

(4) Neither this Agreement nor any transaction had pursuant hereto shall be invalidated or in anyway affected by the fact that directors, officers, agents and/or shareholders of the Corporation and/or the Funds are or may be interested in AEFC or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of AEFC are or may be interested in the Corporation and/or the Funds as directors, officers, shareholders, or otherwise; or that AEFC or any successor or assignee, is or may be interested in the Corporation and/or the Funds as shareholder or otherwise, provided, however, that neither AEFC, nor any officer, director or employee thereof or of the Corporation and/or the Funds, shall sell to or buy from the Funds any property or security other than shares issued by the Funds, except in accordance with applicable regulations or orders of the United States Securities and Exchange Commission.

(5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

(6) AEFC agrees that no officer, director or employee of AEFC will deal for or on behalf of the Corporation and/or the Funds with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit officers, directors or employees of AEFC from having a financial interest in the Funds or in AEFC.

(7) The Corporation agrees that AEFC may subcontract for certain of the services described under this Agreement with the understanding that there shall be no diminution in the quality or level of the services and that AEFC remains fully responsible for the services.

(8) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party. This Agreement shall be governed by the laws of the State of Minnesota.

Part Five: RENEWAL AND TERMINATION

(1) This Agreement shall become effective on the date first set forth above and shall continue in effect from year to year thereafter as the parties may mutually agree; provided that either party may terminate this Agreement by giving the other party notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice.

(2) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

AXP PARTNERS SERIES, INC.
         AXP Partners Aggressive Growth Fund
         AXP Partners Growth Fund
         AXP Partners U.S. Core Fund


By: /s/  Leslie L. Ogg
    -----------------------
         Leslie L. Ogg
         Vice President

AMERICAN EXPRESS FINANCIAL CORPORATION


By: /s/  Paula R. Meyer
    --------------------
         Paula R. Meyer
         Senior Vice President and General Manager- Mutual Funds